Exhibit 99.4

LENOX GROUP INC. (FORMERLY DEPARTMENT 56, INC.) AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED

CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements relate to the acquisition by Lenox Group Inc. (formerly Department 56, Inc.) (the Company) of all of the capital stock of Lenox, Inc. (Lenox) from Brown Forman, Inc. (Brown Forman) for $196.5, excluding transaction costs. The acquisition was effected pursuant to a Stock Purchase Agreement, dated July 21, 2005, between the Company and Brown Forman. Effective September 1, 2005, the Company completed its acquisition of Lenox.

The purchase price included a $6.5 million estimated working capital adjustment which will be finalized in the Company’s fiscal fourth quarter 2005.  Any additional payment of funds to Brown Forman as a result of finalizing the working capital adjustment will increase the recorded amount of goodwill. Similarly, any receipt of funds as a result of finalizing the working capital adjustment will decrease the recorded amount of goodwill. The Company funded the payment of the purchase price and related transaction costs of the Lenox acquisition with a $275 million senior secured credit facility consisting of a $175 million revolving credit facility and a $100 million term loan.

The unaudited pro forma combined condensed balance sheet reflects the historical financial position of the Company, with pro forma adjustments as if the acquisition had occurred at the end of its most recent fiscal quarter.  The unaudited pro forma combined condensed statements of operations reflect the results of the Company for its most recent fiscal year end and the six month period from its most recent fiscal year end to its most recent fiscal quarter, with pro forma adjustments as if the acquisition had occurred at the beginning of each of the respective periods.

The pro forma adjustments are based upon presently available information, estimates and assumptions described herein and in the notes to the unaudited pro forma combined condensed financial statements.  The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the acquisition, (b) factually supportable, and (c) expected to have a continuing impact.  The pro forma adjustments do not reflect cost savings from synergies which may be realized nor integration costs to be incurred subsequent to the acquisition.

The Company’s most recent fiscal year end was January 1, 2005.  Lenox’s most recent fiscal year end was April 30, 2005.  Because the fiscal year ends were approximately four months apart, interim periods of Lenox were combined for pro forma comparison purposes.  Accordingly, the unaudited pro forma combined condensed balance sheet reflects the historical financial position of Department 56, Inc. as of July 2, 2005 and the historical financial position of Lenox, Inc. as of July 31, 2005.  The unaudited pro forma combined condensed statements of operations for the most recent fiscal year contain the historical results of the Company for its most recent fiscal year ended January 1, 2005 and the historical results of Lenox for the four interim quarters ended January 31, 2005.  The unaudited pro forma combined statements of operations for the period from the most recent fiscal year to the most recent interim date contain the historical results of the Company for the six months ended July 2, 2005 and the historical results of Lenox for the most recent two interim quarters ended July 31, 2005.

The Company’s acquisition of Lenox did not include Lenox’s wholly-owned subsidiary, Brooks & Bentley, a direct-to-consumer subsidiary based in the U.K. Accordingly, the unaudited pro forma combined condensed financial statements reflect the removal of the accounts and transactions of Brooks & Bentley.

The unaudited pro forma combined condensed financial statements are based upon the purchase method of accounting and the Company’s historical consolidated financial statements. These pro forma combined condensed financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included in the Company’s 2004 Annual Report on Form 10-K and the unaudited consolidated financial statements in the Company’s Quarterly Report on Form 10-Q for the nine month period ended October 1, 2005.

The unaudited pro forma combined condensed financial statements presented are for informational purposes only and do not purport to represent what the Company’s financial position or results of operations as of the dates or for the periods presented would have been had the acquisition in fact occurred on such date or at the beginning of the periods indicated, or to project the Company’s financial position or results of operations for any future date or period. For purposes of preparing the Company’s consolidated financial statements subsequent to the acquisition, the Company will establish a new basis for Lenox’s assets and liabilities based upon the fair values thereof and the Company’s purchase price, including the costs of the acquisition. A final determination of the allocation of purchase price to the assets acquired and liabilities assumed based on their respective fair values has not yet been completed. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma combined condensed financial information are preliminary and have been made solely for purposes of developing such pro forma combined condensed financial statements. The Company has undertaken a study to determine the fair value of certain of Lenox’s assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that study. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein.

Lenox Group Inc. (formerly Department 56, Inc.) and Subsidiaries

Unaudited Pro Forma Combined Condensed Balance Sheet (a)

July 2, 2005

						Pro Forma
	Historical	Historical	Adjustments	Adjustments		Combined
	Department	Lenox,	for Brooks &	for		Statements for
In thousands	56, Inc.	Inc.	Bentley (b)	Acquisition	Ref	Acquisition

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,858	$—	$—	$(500)	(i)	$232
				(10,126)	(j)
Short-term investments	10,000	—	—	—		10,000
Accounts receivable, net	43,370	45,045	(5,932)	—		82,483
Inventories	28,083	124,210	(3,142)	(2,408)	(d)	146,743
Deferred taxes	3,943	2,913	—	(2,913)	(h)	6,906
				2,963	(q)
Other current assets	3,951	14,361	(1,369)	(250)	(r)	16,693
Total current assets	100,205	186,529	(10,443)	(13,234)		263,057

PROPERTY AND EQUIPMENT, net	14,639	81,029	(208)	(5,367)	(e)	90,093
GOODWILL, net	37,074	89,673	—	(58,479)	(f)	68,268
TRADEMARKS, net	13,761	—	—	96,190	(f)	109,951
OTHER INTANGIBLES, net	586	—	—	17,969	(f)	18,555
MARKETABLE SECURITIES	2,260	—	—	—		2,260
DEFERRED TAXES	—	24,885	—	(24,885)	(h)	11,576
				11,576	(q)
OTHER ASSETS	105	13,632	—	10,126	(j)	21,745
				(2,118)	(k)
	$168,630	$395,748	$(10,651)	$31,778		$585,505

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long term debt	$—	$—	$—	$5,000	(i)	$5,000
Borrowings on revolving credit facility	—	—	—	103,500	(i)	103,500
Accounts payable	7,236	52,492	(2,123)	$—		57,605
Accrued compensation and benefits payable	2,274	8,837	—	—		11,111
Income tax payable	2,525	—	—	—		2,525
Severance and restructuring reserves	—	—	—	13,819	(p)	13,819
Other current liabilities	1,008	17,720	2,262	(1,083)	(e)	19,288
				315	(r)
				(934)	(c)
Total current liabilities	13,043	79,049	139	120,617		212,848

DEFERRED COMPENSATION OBLIGATION	2,260	—	—	—		2,260
PENSION OBLIGATIONS	—	52,257	—	37,157	(k)	89,414
POSTRETIREMENT OBLIGATIONS	—	27,887	—	188	(k)	28,075
DEFERRED TAXES	5,465	—	—	—		5,465
LONG TERM DEBT	—	250	—	95,000	(i)	95,250
OTHER NONCURRENT LIABILITIES	685	4,331	—	—		5,016
STOCKHOLDERS’ EQUITY	147,177	231,974	(10,790)	(221,184)	(l)	147,177
	$168,630	$395,748	$(10,651)	$31,778		$585,505

See accompanying notes to unaudited pro forma combined condensed financial statements.

Lenox Group Inc. (formerly Department 56, Inc.) and Subsidiaries

Unaudited Pro Forma Combined Condensed Statement of Operations (a)

Six Months Ended July 2, 2005

						Pro Forma
	Historical	Historical	Adjustments	Adjustments		Combined
	Department	Lenox,	for Brooks &	for		Statements for
	56, Inc.	Inc.	Bentley (b)	Acquisition	Ref	Acquisition

Net Sales	$56,925	$180,862	$(15,560)	$—		$222,227
Cost of Sales	30,380	102,215	(4,787)	(884)	(d)	126,924

Gross Profit	26,545	78,647	(10,773)	884		95,303

SG&A (includes advertising)	24,284	94,511	(10,814)	(168)	(e)	108,522
				1,155	(f)
				(446)	(g)
Goodwill Impairment	—	37,000	—	(37,000)	(m)	—

Operating income (loss) from continuing operations	2,261	(52,864)	41	37,343		(13,219)

Other expense (income)
Interest expense	211	—	—	6,730	(i)	7,884
				943	(j)
Litigation settlement	—	—	—	—		—
Other, net	(278)	(18)	—	—		(296)

Income (loss) from continuing operations before income taxes	2,328	(52,846)	41	29,670		(20,807)

Provision for income taxes	838	(7,524)	12	12,101	(n)	(8,602)
				(14,029)	(o)

Income (loss) from continuing operations	1,490	(45,322)	29	31,598		(12,205)

Income per common share from continuing operations
Basic	$0.11					$(0.89)
Diluted	$0.11					$(0.88)

Weighted average common shares outstanding
Basic	13,644					13,644
Assuming dilution	13,800					13,800

See accompanying notes to unaudited pro forma combined condensed financial statements.

Lenox Group Inc. (formerly Department 56, Inc.) and Subsidiaries

Unaudited Pro Forma Combined Condensed Statement of Operations (a)

Year Ended January 1, 2005

						Pro Forma
	Historical	Historical	Adjustments	Adjustments		Combined
	Department	Lenox,	for Brooks &	for		Statements for
	56, Inc.	Inc.	Bentley (b)	Acquisition	Ref	Acquisition

Net Sales	$164,715	$521,577	$(36,794)	$—		$649,498
Cost of Sales	78,248	280,051	(10,966)	1,464	(d)	348,797

Gross Profit	86,467	241,526	(25,828)	(1,464)		300,701

SG&A (includes advertising)	53,864	229,935	(21,457)	(335)	(e)	263,452
				2,310	(f)
				(865)	(g)
Goodwill Impairment	—	—	—	—		—

Operating income (loss) from continuing operations	32,603	11,591	(4,371)	(2,574)		37,249

Other expense (income)
Interest expense	580	12	—	13,460	(i)	15,939
				1,887	(j)
Litigation settlement	(6,871)	—	—	—		(6,871)
Other, net	(414)	(37)	1	—		(450)

Income (loss) from continuing operations before income taxes	39,308	11,616	(4,372)	(17,921)		28,631

Provision for income taxes	14,152	4,388	(1,314)	(7,309)	(n)	10,267
				350	(o)

Income (loss) from continuing operations	25,156	7,228	(3,058)	(10,962)		18,364

Income per common share from continuing operations
Basic	$1.89					$1.38
Diluted	$1.86					$1.36

Weighted average common shares outstanding
Basic	13,342					13,342
Assuming dilution	13,530					13,530

See accompanying notes to unaudited pro forma combined condensed financial statements.

Lenox Group Inc. (formerly Department 56, Inc.) and Subsidiaries

Notes to Unaudited Pro Forma Combined

Condensed Financial Statements

(dollar amounts in thousands)

(a)           The Company’s most recent fiscal year end was January 1, 2005. Lenox’s most recent fiscal year end was April 20, 2005. Because the fiscal year ends were approximately four months apart, interim periods of Lenox were combined for pro forma purposes. Accordingly, the unaudited pro forma combined condensed balance sheet reflects the historical financial position of Department 56, Inc. as of July 2, 2005 and the historical financial position of Lenox, Inc. as of July 31, 2005.

The unaudited pro forma combined condensed statements of operations for the most recent fiscal year contain the historical results of the Company for its most recent fiscal year ended January 1, 2005 and the historical results of Lenox for the four interim quarters ended January 31, 2005. The unaudited pro forma combined statements of operations for the period from the most recent fiscal year to the most recent interim date contain the historical results of the Company for the six months ended July 2, 2005 and the historical results of Lenox for the most recent two interim quarters ended July 31, 2005.

(b)           The Company’s acquisition of Lenox did not include Lenox’s wholly-owned subsidiary, Brooks & Bentley, a direct-to-consumer subsidiary based in the U.K. Accordingly, the unaudited pro forma combined condensed financial statements reflect the removal of the accounts and transactions of Brooks & Bentley.

(c)           Adjustment to eliminate certain benefit liabilities retained by Brown Forman through the close date of the acquisition.

(d)           Under the purchase method of accounting, the inventory has been adjusted to its estimated fair value. The fair value adjustment includes an adjustment to remove reserves for the valuation of finished goods inventory using the last-in, first-out (LIFO) method used by Lenox, an adjustment to remove a previous reserve for a step-up of certain finished goods inventories, and a step-up of certain work-in-process and finished goods inventories to their estimated fair value. The pro forma statements of operations include adjustments to costs of sales related to the step-up of certain work-in-process and finished goods inventory and the use of the average cost method to record inventory and related cost of sales (which will be used by the combined entity) rather than the LIFO method.

(e)           Under the purchase method of accounting, the estimated adjustment to the new book basis of Lenox property and equipment is a write-down of $5.4 million. Additionally, $1.1 million of previous restructuring reserves related to asset impairments were eliminated. The pro forma statements of operations include the estimated reduction in depreciation expense related to the fair market value adjustment of property and equipment reflected in the pro forma combined condensed balance sheet.

(f)            A preliminary valuation of the acquired intangible assets was performed by a third party valuation specialist to assist the Company in determining the fair value of each identifiable intangible asset. Standard valuation procedures were utilized in determining the fair value of the acquired intangible assets. The following table summarizes the identified intangible asset categories and their weighted average amortization period:

	Weighted Average
	Amortization Period	Fair Value
Finite-life intangible assets
Customer relationships	9.9 Years	$15,300
Favorable lease interests	2.0 Years	2,669
		$17,969

Indefinite-life intangible assets
Trademarks and trade names		$96,190
Goodwill		31,194
		$127,384

The net adjustment to the unaudited pro forma combined condensed balance sheet includes the elimination of the historical goodwill of Lenox for $89,673.

The pro forma statements of operations include the additional amortization resulting from the increase in fair value of the finite-lived intangible assets.

(g)           Adjustment to remove stock option expense of $446 and $865 for the six month and year ended periods presented, respectively, recorded in the Lenox statements of operations. The Company will adopt SFAS No. 123R, Share-Based Payment, which requires all share-based payments to employees to be recognized in the financial statements, on January 1, 2006.

(h)           Adjustment eliminates the deferred taxes on the Lenox balance sheet as of the period presented since Brown Forman has retained Lenox’s tax liabilities through the close date of the acquisition.

(i)            Adjustment represents the incremental debt and associated interest expense incurred to fund the acquisition of Lenox. To finance the acquisition, the Company entered into a new $100 million term loan facility and a $175 million revolving credit facility. The Company funded the payment of the purchase price and related transaction costs, fees and expense with borrowings of $100.0 million under its new term loan facility, $103.5 million under the revolving credit facility and $0.5 million of cash. Based on assumed interest rates of 7.25% and 6.00% for borrowings under the term loan facility and revolving credit facility, respectively, interest expense is $6.7 million for the six months ended July 2, 2005 and $13.5 million for the year ended January 1, 2005.

(j)            Adjustment represents deferred financing fees of $10.1 million paid by the Company in connection with the new credit facilities secured to fund the acquisition of Lenox. The deferred finanicng fees are amortized over the lives of the credit facilities, which are six years for the term loan facility and five years for the revolving credit facility. Amortization of these fees, which is recorded in interest expense, is $0.9 million for the six months ended July 2, 2005 and $1.9 million for the year ended January 1, 2005.

(k)           Purchase accounting adjustment to record the fair value of Lenox pension and post-retirement obligations at the net of the accumulated obligation less the fair value of plan assets, based upon actuarial valuations.

(l)            Eliminate Lenox equity that represents the book value of net assets acquired.

(m)          Adjustment to remove the goodwill impairment recorded in the Lenox statement of operations for the six month period presented.

(n)           Adjustment to record the incremental tax impact of the unaudited pro forma adjustments using the statutory rate of Lenox of 41% on the pre-tax adjustments.

(o)           Adjustment to reflect the difference between the statutory rate of Lenox of 41% and the effective rate used on the historical Lenox income (loss) from continuing operations before income taxes that related to tax attributes from Brown Forman that would not be realized by the combined Company on pro forma basis.

(p)           In conjunction with the acquisition of Lenox, the Company accrued $13.8 million related to a plant closing, retail store closings and general restructurings that were planned as part of the acquisition.

(q)           Purchase accounting adjustment to record the estimated tax effect on the difference between the new book basis and the tax basis of acquired assets and liabilities of Lenox at their statutory rate of 41%.

(r)            Purchase accounting adjustment to record the fair value of certain assets and liabilities, based upon management estimates.